UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2005

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer Identification No.)
incorporation)

7068 Koll Center Parkway, Suite 401, Pleasanton, California	94566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (925) 249-4000

(Former name or former address, if changed since last report.)    N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Deloitte & Touche LLP, the Independent Registered Public Accounting Firm of Lipid Sciences, Inc. (the “Company”) has re-issued their opinion on the balance sheets of the Company for the years ended December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004, and for the period from Inception (May 21, 1999) to December 31, 2004, to no longer refer to other auditors.  Ernst & Young LLP had previously issued an opinion on the period from Inception (May 21, 1999) to December 31, 2000, which report was set forth in the Company’s Annual Report on Form 10-K for the period ending December 31, 2004 (the “10-K”).  The report of Deloitte & Touch LLP, is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Such report and financial statements update and supersede the reports and financial statements included in Items 8 and 15(a)2 of the 10-K.  There were no changes except for a reclassification to conform with current presentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1                           Report of Deloitte & Touche LLP, Consolidated Financial Statements and Financial Statement Schedule of the Company

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: October 27, 2005	By: /s/ Sandra Gardiner
Name: Sandra Gardiner
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Report of Deloitte & Touche LLP, Consolidated Financial Statements and Financial Statement Schedule of the Company